Exhibit 3.1
FORM NO. 2

BERMUDA
THE COMPANIES ACT 1981
MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES
Section 7(1) and (2)
MEMORANDUM OF ASSOCIATION
OF
Triton International Limited

(hereinafter referred to as the “Company”)
I .
The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.
We, the undersigned, namely,

Name and Address	Bermudian Status (Yes or No)	Nationality	Number of Shares Subscribed
Appleby Services (Bermuda) Ltd. Canon’s Court 22 Victoria Street Hamilton HM 12 Bermuda	Yes	Bermuda	1
do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.
The Company is to be an exempted Company as defined by the Companies Act 1981.

4.
The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding                             in all, including the following parcels:-

Not Applicable
5.
The authorized share capital of the Company is USD 1,00 divided into 100 shares of par value USD 0.01 each.

6.
The objects for which the Company is formed and incorporated are unrestricted.

7.
The following are provisions regarding the powers of the Company:

(i)
has the powers of a natural person;

(ii)
subject to the provisions of Section 42 of the Companies Act 1981, has the power to issue preference shares which at the option of the holders thereof are to be liable to be redeemed;

(iii)
has the power to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981; and

(iv)
has the power to acquire its own shares to be held as treasury shares in accordance with the provisions of Section 42B of the Companies Act 1981,

Signed by each subscriber in the presence of at least one witness attesting the signature thereof:-
Subscriber	Witness
Appleby Services (Bermuda) Ltd.

Subscribed this 29th day of September 2015.

FORM NO. 7

THE COMPANIES ACT 1981
MEMORANDUM OF INCREASE OF SHARE CAPITAL
OF
Triton International Limited

(hereinafter referred to as “the Company”)
DEPOSITED in the office of the Registrar of Companies on the [      ] day of  [               ], 201[5/6], in accordance with the provisions of section 45(3) of the Companies Act 1981.
Authorized Share Capital of the Company	USD1.00
Increase of Share Capital as authorized by a written resolution executed by the sole Shareholder of the Company on the [ ] day of [ ] 201[5/6].	USD 2,999,999.00
AUTHORIZED SHARE CAPITAL AS INCREASED	USD 3,000,000.00

DULY STAMPED in the amount of BD$ N/A being the stamp duty payable on the amount of increase of share capital of the Company in accordance with the provisions of the Stamp Duties Act, 1976.

For and on behalf of
Appleby Services (Bermuda) Ltd.
Secretary
DATED THIS [      ] day of  [               ] 201[5/6].
NOTE:
This memorandum must be filed in the office of the Registrar of Companies within thirty days after the date on which the resolution increasing the share capital has effect and must be accompanied by a copy of the resolution and the prescribed fee.